Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-237496) of Bioceres Crop Solutions Corp. of our report dated September 28, 2020 relating to the financial statements of Bioceres Crop Solutions Corp., which appears in this Form 20-F.

/s/ Price Waterhouse & Co. S.R.L.

/s/ GABRIEL MARCELO PERRONE
Gabriel Marcelo Perrone
Partner

Rosario, Argentina
October 21, 2020